UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2013

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933

(Address of Principal Executive Offices)  (Zip Code)

Registrant's telephone number, including area code: 732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

The Company today announced that based on its preliminary assessment of the impact of the Venezuelan government's decision to devalue its currency effective February 13, 2013, that it expects to incur a charge of approximately $100 million to Net Income in the First Quarter of 2013 or approximately a $0.04 negative impact to earnings per share. This charge is related to the remeasurement of the local balance sheet at the date of the devaluation and is not expected to impact earnings per share guidance for full-year 2013 which was previously announced on January 22, 2013.

The related press release dated February 25, 2013 is attached as Exhibit 99.1 to this Report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.1        Press Release dated February 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
February 25, 2013	By:	/s/ Lacey P. Elberg
Lacey P. Elberg Assistant Secretary